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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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/ /	Soliciting Material Pursuant to §240.14a-12
Illini Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
OF ILLINI CORPORATION

TO THE SHAREHOLDERS OF
ILLINI CORPORATION:

        A Special Meeting of Shareholders of Illini Corporation will be held at Illini Bank, 3200 W. Iles Avenue, Springfield, Illinois 62707, on Thursday, March 21, 2002, at 10:00 a.m. local time for the purposes of:

  1)
  Amending the Articles of Incorporation to eliminate preemptive rights;

  2)
  Amending the Articles of Incorporation to eliminate cumulative voting for election of directors;

  3)
  Amending the Articles of Incorporation to increase the number of authorized shares of common stock to 45,000,000 shares, par value $.01 per share and to authorize 10,000,000 shares of preferred stock, par value $.01 per share;

  4)
  Amending the Articles of Incorporation to reduce the required shareholder vote to approve a merger or sale transaction;

  5)
  Adopting a Qualified Incentive Stock Option Plan for the benefit of executive employees; and

  6)
  Adopting a Non-Qualified Incentive Stock Option Plan for the benefit of the Board of Directors.

  7)
  Transaction of other business that may be properly bought before the meeting or any adjournment thereof.

        The close of business on February 20, 2002, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Proposals 1 through 4 requires a vote in favor by two-thirds of the issued and outstanding shares of the Corporation. Proposals 5 and 6 require a vote in favor by a majority of the shares present at the meeting provided a quorum is present.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

                      By Resolution of the Board of Directors

                      /s/ William B. McCubbin
                      William B. McCubbin
                      Secretary

Springfield, Illinois
February 25, 2002

Illini Corporation
3200 West Iles Avenue
Springfield, Illinois 62707

PROXY STATEMENT FOR A SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 21, 2002

        This proxy statement is furnished in connection with the solicitation by the Board of Directors (each a "Director" and collectively, the "Directors") of Illini Corporation ("Illini"), an Illinois corporation, of proxies for use at a Special Meeting of Shareholders of Illini to be held at 10:00 A.M. local time, Thursday, March 21, 2002, at Illini Bank, 3200 West Iles, Springfield, Illinois, and any adjournments thereof. The Board of Directors has fixed the close of business on February 20, 2002, as the record date for determining shareholders entitled to notice of, and to vote at the Annual Meeting. On the record date, Illini had 411,701 issued & outstanding shares of $10.00 par value common stock (the "Common Stock"), all of which are entitled to vote at the annual meeting. This proxy statement and form of proxy are first being mailed to Illini's shareholders on or about February 25, 2002.

        On all matters proposed for the special meeting, shareholders are entitled to one vote per share. Shares of Common Stock represented by properly executed proxies received by Illini will be voted at the meeting in accordance with instructions thereon. If there are no such instructions, the shares will be voted by the proxy holders at their discretion FOR each of the proposals described, and on the discretion of the proxy holders on other matters which are properly brought before the meeting. Abstentions and broker non-votes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes on any item to be voted upon and are not counted in determining the amount of shares voted on any item. A shareholder may revoke his proxy by a later proxy or by giving notice of such revocation to Illini in writing before or at the time of the meeting. Attendance at the meeting will not in and of itself constitute the revocation of a proxy.

        The cost of solicitation of proxies will be paid by Illini. In addition to the solicitation by mail, officers, directors, and employees of Illini may solicit proxies by telephone, telegram, or by personal interviews. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

INTRODUCTION

        Listed below are four (4) proposed amendments to the Articles of Incorporation and two (2) proposed incentive stock option plans for the benefit of executive employees and members of the Board of Directors, respectively.

        The Board of Directors has unanimously proposed the changes to the Articles of Incorporation and believes the changes will improve the ownership structure of Illini and enhance shareholder value. The original Articles of Incorporation contain various restrictions and omitted other provisions in order to protect a significant minority ownership interest. These are typical provisions for a closely held business.

        Through the years, the growth of Illini's organization and the growth of its shareholder base have lead Illini to register as a reporting corporation to the Securities and Exchange Commission. The Board of Directors perceives continued growth of the organization as Illini executes its strategic business plan. It is anticipated this will eventually lead to a more formal market for Illini's shares. The Board of

Directors believes it is in the best interests of our shareholders to restructure our charter in line with other banking organizations of our size and character.

        The proposed changes are designed to bring Illini's organizational structure in line with other publicly held bank holding companies and allow Illini to execute its strategic business plan. The changes will also send a strong signal to the investment community of our ability to react responsibly to opportunities and allow Illini the flexibility needed to meet the challenges of an expanding organization.

        The final two (2) proposals request shareholder approval of separate incentive stock option plans for executive employees and directors. The purpose of the plans is to provide long-term rewards to key executives and directors upon attaining specified financial performance goals which enhance shareholder value. These types of incentive plans are common among Illini's competitors. Incentive Stock Option Plans will allow Illini to attract and retain talented management personnel and strengthen their ties to the organization. The plans also give further incentive for management and members of the Board of Directors to increase share value for the benefit of all shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE APPROVAL OF ALL PROPOSALS.

        PROPOSAL I.    AMENDMENT TO THE ARTICLES OF INCORPORATION TO ELIMINATE SHAREHOLDER PREEMPTIVE RIGHTS.    Requires two-thirds vote of all issued and outstanding shares.

        Proposal I requests an amendment to ARTICLE FIVE, Paragraph 2 to delete the following sentence:

    "Shareholders shall have the preemptive right to subscribe for any new or increased shares of common stock or any rights or options to purchase such common stock or any rights or options to purchase such common stock except that the foregoing provision shall not apply to any common stock rights or options to effect any merge, consolidation or acquisition of assets or common stock issued from the treasury of the corporation."

        In place of said sentence, the following shall be inserted:

    "No holder of any shares of the stock of the Corporation of any class shall be entitled to any preemptive rights to purchase or otherwise acquire any shares of stock of the Corporation of any class which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant."

        Preemptive rights of shareholders allows shareholders the right to purchase a prorata share of any new stock issued by the Corporation in order that the shareholder may maintain his or her percentage ownership of the issued and outstanding stock of the Corporation.

        When additional capital is needed for the Corporation or its subsidiary banks, the preemptive rights process places a difficult and costly administrative burden on the Corporation and unnecessarily extends the timeframe over which new capital can be raised through the sale of stock. This burden increases dramatically when the Corporation grows from a closely-held organization to a widely-held public entity.

        The additional time needed to raise capital is very burdensome for financial institutions. As a regulated industry, banks are required to maintain minimum capital levels. Bank holding companies are required to support the financial needs of their subsidiary banks. This may require the need to act quickly to raise capital to lend financial support to a subsidiary bank. The preemptive rights process will likely cause undue delay in meeting the capital needs of the organization.

        Now that Illini is publicly-held and its shares are traded on the open market, shareholders desiring to maintain percentage ownership have sufficient ability to do so through open market purchases.

        PROPOSAL II.    AMENDMENT TO THE ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING FOR ELECTION OF DIRECTORS.    Requires two-thirds vote of the issued and outstanding shares.

        Proposal II amends the Articles of Incorporation of Illini by adding the following to ARTICLE FIVE, Paragraph 2:

    "At all elections of directors of the Corporation and for the purposes of all other matters upon which shareholders are entitled to vote, each shareholder shall be entitled to as many votes as shall equal the number of voting shares of stock held by that shareholder. No cumulative voting shall be permitted."

        Illini currently uses cumulative voting of its common stock at each election of directors. Cumulative voting allows each shareholder the right to cast as many votes in the aggregate as shall equal the number of votes held by him multiplied by the number of directors to be elected at the election, and then each shareholder may cast the whole number of votes for one (1) candidate or distribute them among two (2) or more candidates. The practical effect is to allow a substantial minority shareholder to elect representation on the Board of Directors.

        This device is important in closely held corporations which have a substantial minority ownership interest represented by a single person or family. This was clearly the purpose at the formation of Illini Corporation, when a single family held a substantial minority interest and wished to assure themselves representation and possible control of the organization. This situation no longer exists and our stock is widely-held by a large number of shareholders. This change will allow the majority of shares to control the election of directors and the strategy and direction of the organization.

        PROPOSAL III.    AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 45,000,000, PAR VALUE $.01 PER SHARE AND TO AUTHORIZE 10,000,000 OF PREFERRED STOCK, PAR VALUE $.01 PER SHARE.    Requires two-thirds vote of the issued and outstanding shares.

        Proposal III requests an Amendment to ARTICLE FIVE, Paragraph 1, so that it reads in its entirety as follows:

    "The number of shares which the Corporation shall be authorized to issue, itemized by class, series and par value, if any, is as follows:

Class	Series	Par Value Per Share	Number of Shares Authorized
Common	N/A	$.01	45,000,000
Preferred	N/A	$.01	10,000,000

        In addition, the following shall be added to ARTICLE FIVE, Paragraph 2:

    "The Board of Directors is authorized to provide by resolution or resolutions for the issuance of shares of stock of any class or any series of any class at any time and from time to time and, by filing a certificate of designation in the manner described under the laws of the State of Illinois to fix (and, if no shares of stock have been issued of a class or series of stock, amend) the powers, designations, preferences and relatives, participating, optional or other special rights, if any, in qualifications, limitations or restrictions thereof which are not fixed by these Articles of

    Incorporation. All shares of preferred stock issued, in any series thereof, shall be non-voting and shall have preference, with regard to the distribution of dividends and the distribution of assets upon dissolution or liquidation, to the rights of common shareholder."

        Proposal III is designed to give Illini flexibility in structuring its shareholder base and in raising capital. As the shareholder base becomes larger it may be necessary to utilize stock splits, stock dividends or a like mechanism in order to adjust the fair market value of the stock on a per share basis so that it may be more easily traded or more easily adaptable to a more formal trading market. The addition of authorized preferred stock gives the Board of Directors flexibility in raising capital. Some shareholders may require a definitive annual return on their investment and are willing to forego voting rights in exchange for preference in both dividend rates and liquidation payments. The Board of Directors has no plans currently to issue preferred stock in connection with the raising of capital or in connection with any proposed acquisitions, but believes it is necessary to have this tool available to pursue the strategic business plan of Illini.

        PROPOSAL IV.    AMENDMENT OF THE ARTICLES OF INCORPORATION TO REDUCE THE REQUIRED SHAREHOLDER VOTE FOR APPROVAL OF A MERGER OR SALE TRANSACTION.    Requires two-thirds vote of the issued and outstanding shares.

        Proposal IV requests an Amendment to ARTICLE FIVE, Paragraph 2 to add the following:

    "A plan of merger, consolidation, exchange or sale of all or substantially all of the assets of the Corporation shall be approved by the Shareholders of the Corporation upon receiving the affirmative vote of a majority of the shares entitled to vote on the plan, unless any class or series of shares of the Corporation is entitled to vote as a class on the plan, in which event, the plan of merger, consolidation, exchange or sales of assets shall be approved upon receiving the affirmative votes of a majority of the votes of the shares of each such class or series of shares entitled to vote as a class on the plan and of the votes of the total shares entitled to vote on the plan. Any class of shares of the Corporation shall be entitled to vote as a class if the Articles of Incorporation so provide or if the plan of merger, consolidation, exchange or sale of assets as the case may be, contains any provision which, if contained in a proposed amendment to the Articles of Incorporation, would entitle such class of shares to vote as a class."

        Proposal IV reduces the required vote for approval of a merger, consolidation, exchange or sale of all or substantially all of the assets of the Corporation from a two-thirds vote to a majority vote. This reduction is authorized under Sections 11.20 (b) and 11.60 (e) of the Business Corporation Act of 1983. The purpose of this modification is to remove any barriers from a potential purchaser or merger candidate from making an approach to Illini. The Board of Directors believes it is in the best interest of our shareholders to be receptive to any opportunity. There are currently no plans to merge or sell the Illini organization or its subsidiary banks, but the Board of Directors wishes to assure the investment community that the organization is receptive to all opportunities and is not working to entrench management or to prevent any type of transaction. It is the hope of the Board of Directors that the openness to any and all opportunities will enhance the value of the organization and the value of the shares held by our Shareholders.

        PROPOSALS V & VI.    ADOPTION OF A QUALIFIED INCENTIVE STOCK OPTION PLAN FOR EXECUTIVE EMPLOYEES AND A NON-QUALIFIED INCENTIVE STOCK OPTION PLAN FOR DIRECTORS. Requires a majority vote of the shares represented at the meeting in person or by proxy. Note each Plan will be voted on separately at the meeting.

        Proposals V & VI requests the approval of the adoption of Incentive Stock Option Plans for executive employees and for directors, respectively. The Incentive Stock Option Plans are designed to give incentive to executive employees and to directors to promote the financial success of the Corporation and its subsidiaries by giving individuals options to purchase common stock of the Corporation. Incentive Stock Option Plans are not unusual and are used by many of our competitors. The Board of Directors believes it is important to establish such plans to help successfully recruit qualified individuals to serve as executive management employees or directors and to tie such individuals to the Corporation through stock ownership. It is further believed that the ownership of shares in the Corporation will align the interest of executive management personnel and the Board of Directors to the interest of the Shareholders of the Corporation.

        The qualified Incentive Stock Option Plan for executive employees will set aside 60,000 shares of the authorized common stock for the benefit of designated officers, executives and supervisory personnel who have substantial responsibility for the direction and management of the Corporation or its subsidiary banks.

        Each year the Board as administrator of the plan will determine the financial parameters and goals for the executive employees, determine which employees have met their goals and to whom options shall be granted, and determine the option price. Options maybe exercised by an individual subject to vesting requirements of 20% per year for five (5) years.

        In the event of termination of employment for any reason other than death, the shares of common stock which may be purchased pursuant to an option is limited to the number of shares which are fully vested. In the event of the death of an employee, all shares of common stock which may be purchased pursuant to an option shall be deemed fully vested and available for purchase. Likewise, in the event of a "Change of Control" of Illini, as such term is defined under the regulations of the Securities and Exchange Commission, all shares of common stock which may be purchased pursuant to an option shall be deemed fully vested and available for purchase. In no event, may the aggregate fair market value of the stock with respect to which options are exercisable during any calendar year exceed $100,000.00.

        Options must be granted pursuant to this plan within ten (10) years from the date the Plan is approved by majority of the Shareholders.

        The executive employee plan is considered a "qualified" plan because it must comply with Section 422 of the Internal Revenue Code of 1986, as amended. The qualified nature of the plan reflects only tax implications for the employee upon exercise and subsequent sale of the shares issued pursuant to an option.

        The Directors Incentive Stock Option Plan will set aside 7,500 shares of common stock to be granted from time to time over a ten (10) year period, beginning on the date the plan is adopted by the Shareholders. The Director Incentive Stock Option Plan operates in the same way as the Employee Incentive Stock Option Plan. The significant difference is that it is a "non-qualified" plan which means it does not qualify under Section 422 of the Internal Revenue Code for favorable tax treatment for the recipient. The result is that Directors who receive options and later exercise such options must pay income tax on a portion of the value of the shares when exercised. Key employees receiving qualified plan options will not be subject to such a tax.

        As part of your consideration on whether to approve the adoption of the Qualified Stock Option Plan and the Non-Qualified Stock Option Plan, the following information is provided:

Executive Officers

        The following table provides information with respect to the executive officers of Illini as of February 20, 2002, including all positions and offices with Illini.

Name	Age	Office
Thomas A. Black	65	Chairman of the Board
N. Ronald Thunman	69	Vice Chairman of the Board
Burnard K. McHone	62	President
William B. McCubbin	64	Secretary
John J. Pickrell	82	Treasurer
James L. Adkins	55	Chief Operating Officer
Douglas F. Finn	45	Vice President of Sales & Service
Juanita L. Mathis	35	Vice President of Operations
Daniel R. Haider, Jr.	44	Senior Vice President of Safety & Soundness
Ronald E. Wenger	47	Senior Vice President of Credit Administration

Executive Compensation

        The following table sets forth the compensation for 2001 awarded to or earned by the Chief Executive Officer of the Company.

Summary Compensation Table Annual Compensation
Name and Principal Position
	Year	Salary($)		Bonus($)
Burnard McHone President	2001 2000 1999	$ $ $	114,500 113,000 111,500	$ $ $	0 0 0

        No other executive officer of Illini received compensation in 2001 in excess of $100,000.

Directors
Name	Age	Director Since
Thomas A. Black	65	1983
N. Ronald Thunman	69	1997
Burnard K. McHone	62	1992
William B. McCubbin	64	1983
Robert F. Olson	71	1988
Dr. Jane Schachtsiek	54	1997
Lawrence B. Curtin	75	1983
Dr. Anthony F. Liberatore	55	1997
William N. Etherton	75	1994
John Pickerell	82	1983
Jesse Werner, Jr.	65	2001

Compensation of Directors

        Directors of Illini receive an annual retainer of $2,000 paid quarterly. Executive and Audit Committee members receive an annual retainer of $400 paid quarterly. Compensation and Nominating Committee members receive an annual retainer of $200 paid quarterly. Chairmen are paid at the normal fee. Certain Directors also receive fees as a director of Illini's subsidiary, which is an annual retainer of $4,800 paid quarterly. Loan Committee members rotate every six months and receive an annual retainer of $600 paid quarterly. Marketing Committee members receive an annual retainer of $200 paid quarterly. The Chairmen are paid at 150% of the normal fee.

Additional Information Available

        Upon written request, without charge to any shareholder, Illini will provide copies of the proposed Incentive Stock Option Plan for Executive Employees and Incentive Stock Option Plan for Directors. All such inquiries should be directed to Burnard K. McHone, President, Illini Corporation, P. O. Box 13257, Springfield, Illinois 62791-3257.

Other Business

        The Board of Directors of Illini is not aware of any other matters that may come before the Special Meeting of Shareholders. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting or any adjournment thereof.

                      By Resolution of the Board of Directors

                      /s/ William B. McCubbin
                      William B. McCubbin
                      Secretary

Date: February 25, 2002

PROXY CARD

1.
Amendment to Articles to Eliminate Preemptive Rights

          For ____                                Against ____                                Abstain ____

2.
Amendment to Articles to Eliminate Cumulative Voting for Election of Directors

          For ____                                Against ____                                Abstain ____

3.
Amendment to Articles to Authorize 45,000,000 Shares of Common Stock and 10,000,000 Shares of Preferred Stock

          For ____                                Against ____                                Abstain ____

4.
Amendment to Articles to Reduce Required Vote from 66 2/3% to Majority for Merger or Sale of Assets.

          For ____                                Against ____                                Abstain ____

5.
Adoption of Qualified Incentive Stock Option Plan for Executive Employees

          For ____                                Against ____                                Abstain ____

6.
Adoption of Non-Qualified Incentive Stock Option Plan for Directors

          For ____                                Against ____                                Abstain ____

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PROXY STATEMENT FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 21, 2002
PROXY CARD